AMENDMENT #1 TO THE SECURITIES PURCHASE AGREEMENT DATED JULY 2, 2018

THIS AMENDMENT #1 (the “Amendment”) TO THE SECURITIES PURCHASE AGREEMENT dated July 2, 2018,

is made effective as of July 6, 2018, by and between Cleanspark, Inc., a Nevada corporation (the “Company”), and Auctus Fund, LLC, a Delaware limited liability company (the “Holder”) (collectively the “Parties”).

BACKGROUND

A.	The Company and Holder are the parties to that certain securities purchase agreement (the “SPA”) dated July 2, 2018; and

B.	The Parties desire to amend the SPA as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                  The fourth, fifth, and sixth sentences of Section 1a of the SPA shall be replaced in its entirety with the following:

“In connection with the funding of the First Tranche of the Note, the Company shall issue 150,000 shares of the Company’s common stock (the “Initial Commitment Shares”) to Buyer as a commitment fee. The Commitment Shares shall be deemed earned in full as of the Closing Date. If (i) the Second Market Price (as defined below) as calculated on December 30, 2018 (the “Make-Whole Date”) is lower than the closing price of the Common Stock on July 2, 2018 (the “First Market Price”) and (ii) the Note has not been repaid in full by September 24, 2018, then the Company shall within two (2) business days of the Buyer’s request, issue additional shares of its Common Stock to Buyer, equal to 50% of the Aggregate Value (as defined below) divided by the Second Market Price, minus the number of the Initial Commitment Shares and Returnable Shares (the result of which shall be referred to herein as the “Second Commitment Shares”). The Aggregate Value shall mean the number of Returnable Shares and Initial Commitment Shares in the aggregate multiplied by the closing price of the Company’s common stock on the date of this Agreement.”

2.                  This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the SPA. Except as specifically modified hereby, all of the provisions of the SPA, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Cleanspark, Inc.

By:/s/ Matthew Schultz

Name: Matthew Schultz

Title: Chief Executive Officer

Auctus Fund, LLC

By: /s/ Lou Posner

Name: Lou Posner

Title: Managing Director

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